CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of New Age Beverages Corporation of our report dated September 6, 2016, relating to our audits of the combined financial statements of the Xing Group for the years ended December 31, 2015 and 2014, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Accell Audit & Compliance, P.A
December 19 , 2016